                                                                     Exhibit 4.5
                               AMENDMENT TO LEASE
                               ------------------

     THIS AMENDMENT TO LEASE, is made and executed this 29 day of March, 1991, by and between UNILENS CORP. U.S.A., a Delaware corporation, hereinafter referred to as "Lessee", and DR. KLAUS R. HOFFMANN and MRS. URSULA HOFFMANN, hereinafter collectively referred to as the "Lessor",

                               W I T N E S S E T H

     WHEREAS, Bryan Dairy Limited, a Florida limited partnership, as lessor ("Bryan Dairy") and University Optical Projects Co., a Delaware corporation, as lessee ("University Optical"), entered into that certain lease dated February 25, 1983, and recorded in Official Records Book 5490, Page 1537, of the Public Records of Pinellas County, Florida (the "Lease"); and

     WHEREAS, Bryan Dairy has conveyed its interest in the property to Lessor and University Optical has assigned its interest in the Lease to Lessee by assignment of lease dated February 28, 1989, effective as of January 31, 1989, and recorded in Official Records Book 5973, Page 2368, of the Public Records of Pinellas County, Florida; and

     WHEREAS; the Lessor and Lessee desire that the cash security deposit held by Lessor under the terms of the Lease be applied against the rent for certain months and that Lessee grant a temporary security interest in certain equipment to Lessor as a substitute for the cash security deposit before the cash security deposit is restored in the original amount of $25,000.00;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the Lessee and Lessor agree to amend the Lease as follows:

     1. The security deposit in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) plus accrued interest thereon (the "Security Deposit") held by Lessor pursuant to Paragraph 9 of the Lease shall be applied together with $10,000.00per month as full payment of the monthly rental due for the months of February, March and April of 1991. Lessee shall recommence making full monthly rental payments to Lessor in June 1991, in the amount set forth in the Lease and continuing each month thereafter. Furthermore, Lessee shall make monthly payments in the amount of $6,250.OOeach on May, 1, June 1, July 1, and August 1, 1991, which payments shall restore the security deposit as per Paragraph 9 of the Lease to $25,000.00.

     2. Paragraph 9 Security Deposit of the Lease is deleted in its entirety and the following is substituted in its place:

          "9. Security Interest. Lessee does hereby grant to Lessor a security interest and lien up to and in no event greater than $25,000.00 in the equipment described in Exhibit "A"attached hereto and made a part hereof (the "Collateral") as security for the full and faithful performance by Lessee of all the terms, covenants and conditions of this Lease and any and all extensions, modification or renewals of this Lease. Until a default occurs as described in Paragraph 28 of this Lease, Lessee may have possession of the Collateral and use the same in any lawful manner not inconsistent with the security interest and lien granted herein. Lessee shall substitute for the Collateral cash in the amount of $25,000.00 (the "Cash Deposit") as per paragraph 1 hereabove. The security interest and lien in the Collateral created hereby shall terminate upon Lessee's substitution of the Cash Deposit for the Collateral. Upon such substitution, Lessor shall execute in recordable form a release and termination of Lessor's lien in the Collateral. When Lessee substitutes the Cash Deposit for the Collateral, the Cash Deposit shall bear interest from the date of deposit of the Cash Deposit with Lessor at the minimum rate from time to time payable on passbook savings accounts, said interest to be paid to Lessee at least annually. The Cash Deposit, together with all interest earned thereon, shall be returned to the Lessee not later than fifteen (15) days following the expiration or termination of this Lease, less any damages that may have been incurred by Lessor. Lessor shall have the right after written notice to Lessee to apply any part of the Cash Deposit- to cure any default of the Lessee, and if the Lessor does so, Lessee shall upon demand deposit with Lessor the amount so applied to restore the Cash Deposit to the original sum deposited within fifteen (15) days after receipt of written demand therefore."

     3. Accept as herein expressly modified or amended, all the terms and conditions of the Lease are hereby ratified, affirmed, and approved.

     4. This Amendment to Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors-in-title, heirs, and permitted assigns, whether voluntary by act of the parties or involuntary by operation of law.

     5. All references to the Lease are amended to refer to the Lease as amended pursuant to this Amendment to Lease.

     6. By executing this Amendment to Lease, Michael Russell hereby certified that he is the President of Unilens Corp. U.S.A., and is dully authorized to execute this Amendment to Lease on behalf of Unilens Corp., U.S.A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Lease to be duly executed the day and year first above written.

                                     CONSENT
                                     -------

     The undersigned, Unilens Optical Corp., a Canadian corporation, hereby consents to the Amendment to Lease dated March 29, 1991, by and between Unilens Corp. U.S.A.as Lessee and Dr. Klaus R. Hoffmann and Mrs. Ursula Hoffmann as Lessor and hereby confirms the continuation of its guarantee to Dr. Klaus R. Hoffmann and Ursula Hoffmann, as Lessor, the payment and performance by Unilens Corp. U.S.A.of the terms and conditions of the Lease, as amended by said Amendment to Lease.

                                        UNILENS OPTICAL CORP., a
                                        Canadian corporation


/s/ Edward Garcia                       By:  /s/ Michael Russell
-------------------------------------      -------------------------------------
Name: Edward Garcia                       Title: President, Unilens Corp. USA
     --------------------------------           --------------------------------
                                          Name:  Michael Russell
                                               ---------------------------------


/s/ Sharon E. Ohly
-------------------------------------
Name: Sharon E. Ohly
     --------------------------------              "Unilens Optical"

STATE OF FLORIDA

COUNTY OF PINELLAS

     The foregoing instrument was acknowledged before me this 29 day of March, 1991, by Michael Russell the President of UNILENS OPTICAL CORP., a Canadian corporation, on behalf of the corporation.


                                        ----------------------------------------
(NOTARIAL SEAL)                         Notary Public
                                        Name:  /s/ Anna Mae Orzel
                                             -----------------------------------
                                        My Commission Expires:
                                        NOTARY PUBLIC STATE OF FLORIDA.
                                        MY COMMISSION EXPIRES: Feb 15, 1995.
                                        BONDED THRU NOTARY PUBLIC UNDERWRITERS.

WITNESSES:                              UNILENS CORP. U.S.A., a Delaware
                                        corporation


/s/ Sharon E. Ohly                      By:  /s/ Michael Russell
-------------------------------------      -------------------------------------
Name: Sharon E. Ohly                       Title: President
     --------------------------------            -------------------------------
                                           Name:  Michael Russell
                                                --------------------------------

/s/ Edward Garcia
-------------------------------------                   "Lessee"
Name: Edward Garcia
     --------------------------------

    G. Stuetzle                         /s/ Klaus R. Hoffmann
-------------------------------------   ----------------------------------------
Name: G. Stuetzle                       KLAUS R. HOFFMANN
     --------------------------------

    C. Markovic
-------------------------------------   /s/ Ursula Hoffmann
Name: C. Markovic                       ----------------------------------------
     --------------------------------   URSULA HOFFMANN


-------------------------------------                   "Lessor"
Name:
     --------------------------------


Name:
     --------------------------------

STATE OF FLORIDA

COUNTY OF PINELLAS

     The foregoing instrument was acknowledged before me this 29 day of March, 1991, by Michael Russell the President of UNILENS CORP. U.S.A., a Delaware corporation, on behalf of the corporation.


(NOTARIAL SEAL)                         ----------------------------------------
                                        Notary Public


                                        Name:  /s/ Anna Mae Orzel
                                             -----------------------------------
                                        My Commission Expires:
                                        NOTARY PUBLIC STATE OF FLORIDA.
                                        MY COMMISSION EXPIRES: Feb. 15, 1995.
                                        BONDED THRU NOTARY PUBLIC UNDERWRITERS.